Exhibit 10(v)

Nucor Corporation

2005 Form 10-K

NOTICE OF GRANT

to

(“Grantee”)

by

NUCOR CORPORATION

of

non-transferable Restricted Stock Units (“Units”)

each of which shall represent the right to receive, when and as provided herein, one (1) share of Common Stock, par value $0.40, of Nucor Corporation.

This grant shall be subject in all respects to the provisions of the Nucor Corporation 2005 Stock Option and Award Plan and the terms and conditions set forth in the Restricted Stock Unit Award Agreement attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, Nucor Corporation, acting by and through its duly authorized officer, has caused this Notice of Grant to be executed as of the Grant Date set forth below.

NUCOR CORPORATION

By:
Name:
Title:

Grant Date: June 1, 20

NUCOR CORPORATION

2005 Stock Option and Award Plan

Restricted Stock Unit Award Agreement

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Award Agreement”) is made and entered into as of the 1st day of June, 20__, by and between Nucor Corporation, a Delaware corporation (the “Company”), and the individual (the “Grantee”) identified in the accompanying Notice of Grant of Restricted Stock Units (the “Notice”).

TERMS AND CONDITIONS

1. Grant of Units. The Company hereby grants to the Grantee, subject to the restrictions and the other terms and conditions set forth in the Nucor Corporation 2005 Stock Option and Award Plan (the “Plan”) and in this Award Agreement, the number of restricted stock units (the “Units”) set forth in the Notice, each of which shall represent the right to receive, when and as provided herein, one (1) share of the Stock. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Vesting of Units. The Units shall vest on the earliest to occur of the following:

(a) On the date of the termination of the Grantee’s employment with the Company by reason of the Grantee’s death, Disability or Retirement; or

(b) A Change in Control of the Company.

In the event the Grantee’s employment with the Company terminates for any reason, any Units not vested pursuant to this Section shall lapse and be cancelled without further action by the Company.

For purposes of this Award Agreement, the term “Retirement” means the voluntary termination of the Grantee’s employment with the approval of the Committee after the date the Grantee has satisfied the following age and years of service eligibility requirements:

Age	65	64	63	62	61	60	59	58	57	56	55
Years of Service	-0-	2	4	6	8	10	12	14	16	18	20

The term “Disability” means the total and permanent disability of the Grantee prior to Retirement or other termination of employment, as evidence by a determination of disability for purposes of entitlement to receive disability benefits under the Company’s long-term disability plan.

The term “Change in Control” means and includes the occurrence of any one of the following events:

(i) individuals who, at the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Grant Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) an acquisition directly by or from the Company or any Subsidiary; (B) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than fifty percent (50%) of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which as acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of twenty-five percent (25%) or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale.

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3. Account; Dividend Equivalent Payments. The Units shall be credited to a bookkeeping account in the name of Grantee on the books and records of the Company (the “Restricted Stock Unit Account”). The Company shall pay to the Grantee in cash, less applicable payroll and withholding taxes, within thirty (30) days after the payment date of any cash dividend with respect to shares of Stock, a dividend equivalent payment equal to the number of Units credited to the Grantee’s Restricted Stock Unit Account as of the record date for such dividend multiplied by the per share amount of the dividend.

4. Receipt of Shares. The Company shall issue the shares of Stock represented by the Units to the Grantee, or to the Grantee’s estate in the event of Grantee’s death, as soon as administratively practicable after the Units become vested in the Grantee, and the Units in respect of which such shares of Stock are issued shall be cancelled. In no event shall shares of Stock be issued to the Grantee, or to any person or entity claiming by or through the Grantee, in respect of unvested Units.

5. Limitation of Rights. The Units do not confer upon the Grantee, or the Grantee’s estate in the event of Grantee’s death, any rights as a stockholder of the Company unless and until shares of Stock are in fact issued to such person in respect of the Units. Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company to terminate the Grantee’s service at any time, nor confer upon the Grantee any right to continue in the service of the Company.

6. Restrictions on Transfer and Pledge. No right or interest of Grantee in the Units may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an affiliate, or shall be subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an affiliate. The Units are not assignable or transferable by Grantee other than by will or the laws of descent and distribution.

7. Plan Controls. The terms contained in the Plan (including without limitation provisions regarding changes in capital structure of the Company) are incorporated into and made a part of this Award Agreement and this Award Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Agreement, the provisions of the Plan shall be controlling and determinative.

8. Amendment. The Company may amend or terminate this Award Agreement without the consent of Grantee; provided, however, that such amendment or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Units hereunder had expired) on the date of such amendment or termination.

9. Successors. This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the Plan.

10. Withholding. The Company shall deduct and withhold from the distribution of Stock pursuant to Section 4 a number of shares having a Fair Market Value equal to the minimum amount of any federal, state and local taxes of any kind (including the Grantee’s FICA obligation) required by law to be withheld.

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11. Severability. If any one or more of the provisions contained in this Award Agreement are invalid, illegal or unenforceable, the other provisions of this Award Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

12. Notice. Notices and communications under this Award Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Nucor Corporation

2100 Rexford Road

Charlotte, North Carolina 28211

Attn: Corporate Secretary

or any other address designated by the Company in a written notice to Grantee. Notices to the Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

13. Incorporation of Notice. The Notice is incorporated by reference and made a part of this Award Agreement.

14. Governing Law. This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of North Carolina without reference to rules relating to conflicts of law.

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